EXHIBIT 10.2




                              July 28, 1997


GameTek, Inc.
c/o Northern Blue, L.L.P.
100 Europa Drive
Suite 550
Chapel Hill, North Carolina  27514


          Re:  GameTek, Inc. and Affiliates (collectively,
               "GameTek") and Ocean Bank (the "Bank")

Gentlemen:

          When countersigned below by an authorized officer of GameTek and returned to the Bank by telefax by July 29, 1997, this letter will constitute our agreement concerning the satisfaction of GameTek's obligations to the Bank under various loan, security and other agreements, guaranties, pledge agreements and promissory notes heretofore executed and delivered among GameTek and the Bank. This Letter Agreement also implements certain of the understandings set forth in our letter agreement of July 25, 1997, a copy of which is attached.

          The Bank understands that GameTek is in the process of concluding the sale of its GameTek (UK) Ltd.
("UK") and Alternative Reality Technologies, Inc. ("ARTS") subsidiaries and certain other assets to Take Two
Interactive Software, Inc. ("Take Two") pursuant to an
Asset and Stock Purchase Agreement that is expected to close today. The Bank also understands that it is a condition precedent to the execution and closing of the Asset and Stock Purchase Agreement that the stock of UK and ARTS and the other assets to be sold to Take Two be free and clear of all liens, claims and encumbrances in favor of the Bank. Finally, we understand that the Boards of Directors of GameTek and its affiliates have authorized
GameTek's entry into and performance of this Letter
Agreement.

          In consideration of the promises and covenants contained in this Letter Agreement, and subject to the receipt by the Bank of Take Two's promissory note to the order of the Bank (the "Note"), in the form attached hereto, and 22,257 unregistered shares of the common stock of Take Two (the "Restricted Stock") promptly following the closing under the Asset and Stock Purchase Agreement, the Bank hereby (i) releases its security interest in the assets and stock to be sold under the Asset and Stock
Purchase Agreement, and (ii) releases GameTek and each of its affiliates and subsidiaries, including, without limitation, Britt Resources, Inc. ("BRI") from any and all claims, liabilities, obligations, agreements and causes of action of every kind and nature whatsoever which the Bank has or had at any time prior to the date hereof against GameTek, its subsidiaries and affiliates and BRI and their respective shareholders, officers, directors, agents and employees. The number of shares of Restricted Stock has been calculated by dividing the average closing price of Take Two common stock over the period July 21-25, 1997, into $175,000. Nothing in this Letter Agreement shall be deemed to affect any of the Bank's rights arising under this Letter Agreement, the Note, or with respect to the Restricted Stock. The Bank understands that the Note and
Restricted Stock represent part of the purchase price under the Asset and Stock Purchase Agreement and that they are being issued directly to the Bank, rather than to GameTek and then to the Bank, solely as a ministerial act and as an accommodation to the parties.

          In connection with the transactions contemplated by this Letter Agreement and to induce Take Two to issue the Note and the Restricted Stock to the Bank, the Bank acknowledges that, as of the date hereof, (a) the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), based upon an exemption from such registration requirements; (b) the Restricted Stock to be received is "restricted securities," as said term is defined in Rule 144 of the General Rules and Regulations promulgated under the Act;
(c) the Restricted Stock to be received may not be sold or otherwise transferred unless it has first been registered under the Act and applicable state securities law or an exemption from the registration provisions of the Act and applicable state securities laws as are available with respect to the proposed sale or transfer; (d) the certificate evidencing the Restricted Stock will bear a legend to the effect that the transfer thereof is restricted; (e) stop transfer instructions will be placed with the transfer agent for the Restricted Stock and (f) the Bank is an "accredited investor" as said term is defined in the General Rules and Regulations promulgated under the Act.

          GameTek hereby agrees that the Bank shall participate pro rata with GameTek in any piggy-back registration rights afforded to GameTek under a Registration Rights Agreement between GameTek and Take Two or otherwise. To the extent a mechanism for that participation is not set out in the Registration Rights
Agreement or in this Letter Agreement, GameTek and the Bank will cooperate with each other, in good faith, to enable the Bank fully to participate pro rata in any such piggy-back registration of the Restricted Stock to the extent the Bank elects to do so.

          In the event that Take Two defaults in payment of its obligations under the Note and the Bank is unable to collect interest and/or principal payable thereunder despite its reasonable efforts to do so, BRI will assign to the Bank the first right of recovery against the assets of GameTek upon any foreclosure by BRI of its security interest in the assets of GameTek. From the proceeds of any such foreclosure and prior to BRI receiving any payment of any kind from GameTek from such proceeds, the Bank will be paid the amount of any defaulted amounts of principal and unpaid interest due under the Note. Upon such payment to the Bank, the Bank shall assign to BRI its rights under the Note. In the event that GameTek liquidates prior to the payment of the final installment due under the Note, GameTek agrees that it will escrow an amount of Take Two stock equal to the principal amount due on the Note as of the date of the liquidation of GameTek and such escrowed stock, or a portion thereof, shall be assigned and delivered to the Bank by the escrow agent in the event that Take Two fails to pay the principal and/or interest due pursuant to the Note.

          The Bank understands that Take Two will close under the Asset and Stock Purchase Agreement as promptly as possible following its receipt of a signed copy of this Letter Agreement and the satisfaction of the other conditions to closing, in part, in reliance upon the agreements and representations of the Bank set forth herein, including, without limitation, the Bank's agreement to execute and deliver to GameTek (and file with the appropriate offices of record) UCC-3 Termination
Statements with respect to any Financing Statement filed by the Bank at any time prior to the date hereof with respect to the assets of GameTek or any of its subsidiaries or affiliates and the Bank hereby agrees to prepare and file such statements with the governmental filing offices with which the Financing Statements being terminated thereby were heretofore filed. Such filing shall be effected within 10 days after the Bank's receipt of the Note and certificate for the Restricted Stock which will be sent to the Bank immediately following the closing under the Asset and Stock Purchase Agreement by Federal
Express for priority next business day delivery. The Bank will provide GameTek with copies of such Termination
Statements simultaneously with their transmittal to the governmental filing offices and will deliver to GameTek all of the original promissory notes and guaranties heretofore delivered to the Bank by GameTek and its affiliates within 10 days of date.

          Each of us agrees at the request of the other to take any further steps and to execute any other instruments as either party may reasonably request to document, effectuate and carry out each of the transactions contemplated by this Letter Agreement.

          Please confirm GameTek's agreement to the foregoing by signing and returning to the undersigned by telefax as soon as possible a duplicate copy of this Letter Agreement. Each of the signatories hereto hereby confirms his authority to execute and deliver this Letter
Agreement as the binding obligation of the entity on behalf of which he signed.

                              Very truly yours,

                              OCEAN BANK, INC.


                              By: /s/ Pablo O. Fernandez
                                 ---------------------------
                                 Senior Vice President

Agreed to

GAMETEK, INC. for itself and its
subsidiaries and affiliates referred to herein


By:   /s/ Robert L. Underwood
   ------------------------------
          Authorized Signer